EXHIBIT 99.1

    Dave Weisman Elected Chairman of the Board of Eagle Broadband

    LEAGUE CITY, Texas--(BUSINESS WIRE)--April 27, 2004--

   Current CEO Weisman Assumes Additional Post of Chairman Enhancing Company's Management Structure & Ability to Maximize Shareholder Value

    Eagle Broadband (AMEX:EAG), a leading provider of broadband and communications technology and services, announced today that the company's Board of Directors has unanimously elected Chief Executive Officer Dave Weisman as Chairman of the Board, effective immediately.
    Weisman assumes the additional role of Chairman from Dr. Dean Cubley who will continue as the company's Chief Technology Officer and board member. The improved management structure will help better position the company to capitalize on the growing demand for more advanced, higher-quality broadband Bundled Digital Services, non-line-of-sight voice and data satellite communications and HDTV multimedia video entertainment. It will also help Eagle better support the increasing level of activity from our sales teams and channel partners as well as demand from customers.
    "When I joined Eagle Broadband in October we began an aggressive program to re-focus the company's efforts on better meeting customer needs, building strong channel partnerships with industry leaders such as IBM, SAIC and General Dynamics, and increasing the momentum for our business," said Dave Weisman, Chief Executive Officer, Eagle Broadband. "My additional role as Chairman will enable me to more fully align the company's resources to achieve our aggressive revenue and profit goals, deliver state-of-the-art broadband and communications technology and services, and exceed our customers' expectations."
    Weisman added, "Dean Cubley built Eagle Broadband and assembled a very strong set of technology, service offerings, and corporate assets in many of the highest growth markets. My assuming the role of Chairman will enable Dean to spend more time focusing on our exclusive Orb' Phone Exchange satellite communications platform at a time when the product is enjoying solid customer interest both domestically and internationally. In addition, our set-top box business, which has recently enjoyed strong sales growth, will benefit greatly from Dr. Cubley's technology development and program management expertise."

    About Eagle Broadband

    Eagle Broadband, Inc., is a leading provider of broadband and communications technology and services. The company's exclusive "four-play" suite of very high-speed Internet, cable TV/video, voice and security monitoring Bundled Digital Services (BDS(SM)), HDTV-ready multimedia set-top boxes, and turnkey suite of financing, network design, deployment and operational services enable municipalities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle also provides a full range of managed services including project management, integration, structured wiring/cabling, 24/7 customer service, technical support and network monitoring. Eagle also markets the Orb' Phone Exchange non-line-of-sight, satellite communications product that provides true "total" global voice and data communications services over the Iridium satellite network for government, military, homeland security, aviation and Fortune 1000 enterprise customers. The company is headquartered in League City, Texas, south of Houston, near the NASA Johnson Space Center. For more information, please visit www.eaglebroadband.com or call 281-538-6000.

    Forward-looking statements in this release regarding Eagle Broadband, Inc., and its subsidiaries are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

    CONTACT: Eagle Broadband, League City
             Investor Relations
             Clareen O'Quinn, 800-628-3910 or 281-538-6000
             coquinn@eaglebroadband.com
             or
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com